         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                            FORM SB-2
                         AMENDMENT NO. 2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       X-NET SERVICES CORP.
                       --------------------
          (Name of small business issuer in its charter)

NEVADA                                               87 - 0671807
------                                               ------------
(State or jurisdiction of                            (I.R.S. Employer
incorporation or organization)                       Identification No.)

    7666 Keswick Road, Sandy Utah 84093; Telephone (801) 947-1681
    -------------------------------------------------------------
    (Address and telephone number of principal executive offices)

    7666 Keswick Road, Sandy Utah 84093; Telephone (801) 947-1681
    -------------------------------------------------------------
             (Address of principal place of business or
               intended principal place of business)

   Gary Henrie, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas,
               Nevada 89102, Telephone (702) 312-6255
     ---------------------------------------------------------
     (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                      |__|

                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
TITLE OF EACH                 PROPOSED    PROPOSED
CLASS OF                      MAXIMUM     MAXIMUM
SECURITIES                    OFFERING    AGGREGATE     AMOUNT OF
TO BE 	  AMOUNT TO BE    PRICE PER   OFFERING      REGISTRATION
REGISTERED    REGISTERED      UNIT (1)    PRICE (2)     FEE
---------------------------------------------------------------------
Common Stock  1,000,000 shares $0.25      $250,000      $62.50
----------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                  COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
                2300 W. Sahara Blvd., Suite 500
                      Las Vegas, NV 89102
                        (702) 312-6255

The information contained in this document is subject to completion or amendment. A registration statement relating to the securities being sold has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

         SUBJECT TO COMPLETION, Dated November 2, 2001

                         PROSPECTUS

                    X-NET SERVICES CORP.
                      1,000,000 SHARES
                        COMMON STOCK
                      ----------------

We are offering to sell 1,000,000 shares of our common stock at an offering price of $0.25 per share. This is the initial public offering of shares of our common stock and will proceed for a period of 60 days. Our board of directors, however, reserves the right to extend this offering for an additional 60 day period upon a majority vote.

Our common stock is presently not traded on any market or securities exchange.


-----------------------------------------------------------------------
Proceeds before
                  Offering Price      Commissions       expenses
                  --------------      -----------       ---------------

Per Share         $0.25               $0                $0.25


Total             $250,000            $0                $250,000
-----------------------------------------------------------------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 through 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are offering this common stock on a self-underwritten, best efforts basis with no minimum sales requirement and no escrow of proceeds.

The Date Of This Prospectus Is: _____________________

                       TABLE OF CONTENTS
                                                                    PAGE
Summary                                                               3
Risk Factors                                                          5
Use of Proceeds                                                       7
Determination of Offering Price                                       8
Dilution                                                              8
Selling Shareholders                                                  9
Plan of Distribution                                                  9
Legal Proceedings                                                    10
Directors, Executive Officers, Promoters and Control Persons         10
Security Ownership of Certain Beneficial Owners and Management       12
Description of Securities                                            12
Interest of Named Experts and Counsel                                13
Disclosure of Commission Position of Indemnification
for Securities Act Liabilities                                       13
Organization Within Last Five Years                                  14
Description of Business                                              14
Plan of Operations                                                   19
Description of Property                                              20
Certain Relationships and Related Transactions                       20
Market for Common Equity and Related Stockholder Matters             20
Executive Compensation                                               23
Financial Statements                                                 23
Changes in and Disagreements with Accountants                        24
Available Information                                                24

                            SUMMARY


Our Business

X-Net provides technological solutions for emerging businesses.
These solutions include technological support for:

-     Internal operations and data base support;
-     Web site design and maintenance; and
- E-commerce solutions necessary for a client to advertise products and/or sell products over the web including shopping carts, real-time card processing and online catalogs.

We have only recently formulated our business plan and commenced operations. Our business operations are therefore in the start-up phase and we have yet to earn any revenues.

              -----------------------------------

We were incorporated as a Nevada corporation on February 16, 2001. Our principal executive offices are located at 7666 Keswick Road, Sandy, Utah 84093. Our telephone number is 801-947-1681.

The Offering

Securities Offered     1,000,000 shares of X-Net Services common stock
                       at $0.25 per share.

No Minimum Offering    Stock purchase proceeds will not be placed into
                       escrow and there is no minimum amount of capital that must be raised in the offering. All investment proceeds will be deposited into the operating account of X-Net Services upon receipt and used in the business affairs of X-Net Services.

Minimum Investment     Purchasers in the offering will be required to
                       purchase a minimum of 2000 shares.


Use of Proceeds        Net proceeds from this offering will be used to market
                       our services and provide our business with working capital.

Best Efforts Offering  The offering is being sold by our president on a best efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This offering
will expire            This offering will close whenever all of the shares
                       are sold, or 60 days after the effective date of this prospectus, whichever is sooner. The directors have the discretion to extend the offering period for an additional 60 days if necessary.

Summary Financial Information

Balance Sheet Data:                                  June 30, 2001

Cash                                                   $8,465
Total Assets                                          $12,089
Liabilities                                           $   -0-
Total Stockholders' Equity                            $12,089

Income Statement Data:

Net Revenues                                          $   -0-

RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed and you could lose all or part of your investment.

Since we have not as yet generated any revenues, it remains uncertain whether we can achieve commercially viable operations.

We were incorporated in February, 2001, and continue to organize our business operations. We are primarily engaged in seeking out our initial service contracts. Until we demonstrate that we can secure an ongoing supply of service contracts and provide the services called for in those contracts, there can be no assurance that our business will achieve commercial viability and provide stock purchasers with an investment they will not lose.

If we are not able to keep up with the rapid technological change within our industry, we will not be able to compete within our industry and our business will fail.

Our industry is characterized by rapidly changing technology with continuous improvements in both computer hardware and software. We must upgrade computer software systems and maintain computer hardware compatible with current industry use to compete in our industry.
If we cannot adapt to new technologies and sustain the corresponding expenses of equipment, software and training, we will not be able to compete within our industry.

A failure to raise substantial proceeds in this offering will relegate X-Net Services to either a slow rate of growth or to no growth.

We believe we can grow our business by applying some of the proceeds from this offering to marketing and sales. If we are not successful in selling a significant portion of this offering, money will not be available to promote our services. Clients will not be available to us except in a nominal way. In such event, even if we succeed in maintaining the existence of our business, it is unlikely our business will prosper to the extent that investors who do invest will receive a return on their investment or even a return of their investment.

If funding is not available in the future, our business may be adversely affected.

If we are successful in selling 50% or more of this offering we will have sufficient capital to operate for 12 months. If revenue from operations by that time is not sufficient to sustain the operations and growth of X-Net Services, we will need to raise additional capital. There can be no guarantee that we will be able to do so. If we are not able to do so, our business prospects will suffer.

We may not be able to retain the services of Daniel A. Purtschert, in which event we could not continue to operate unless he could be replaced.

Daniel A. Purtschert is our only officer or director who has the expertise to run and oversee the technical side of our business. Due to the competitive nature of our industry, we may not be able to retain Mr. Purtschert. In such event, we could not prosecute our business plan unless we can replaced

Mr. Purtschert.  It is uncertain
whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Purtschert.

Mr. Purtschert may receive business opportunities that could benefit X-Net Services that will not be directed to X-Net Services.

Mr. Purtschert, our chief operating officer, is the owner and CEO of Highland Technologies Corporation. Highland Technologies Corporation is an e-business solutions provider that competes in the same markets and provides the same services as does X-Net Services. Mr. Purtschert spends 60% of his business time working for Highland Technologies Corporation. Business opportunities to provide e-commerce solutions will be available to Mr. Purtschert that would be advantageous to both Highland Technologies Corporation and X-Net
Services.   There is no assurance that any such business
opportunities will be directed X-Net Services.

Mr. Purtchert's services may not be available to us during a time of critical need which would be disruptive to our business.

Mr. Purtschert is the CEO of Highland Technologies Corporation and is obligated to spend 60% of his business time in the employ of that company. Even though X-Net Services is entitled to 40% of Mr. Purtschert's business time, he may be working for Highland Technologies Corporation during a particular time when X-Net Services is in critical need of his services. If such a conflict arises between the interests of Highland Technologies Corporation and X-Net Services, there can be no assurance that the conflict will be resolved in favor of X-Net Services, in which case our business interests will suffer.

Our management may not spend sufficient time on the operations of our business to enable our business to succeed.

Mr. Purtschert will spend 40% of his business time on our business interests. Mr. Utley, our president, will spend only 15% of his business time for X-Net Services and our secretary/treasurer will spend only two hours per week. Because each member of manage has business interests that they place before the business interests of X-Net Services, it is possible that our management will not focus sufficiently upon the business of X-Net Services to enable it to become commercially viable in which event, investors will lose their investments.

Our business may suffer if businesses in our market place do not continue to desire to expand business operations on to the Internet.

Our business is dependent upon continued growth in the use of the Internet by our clients, prospective clients and their customers and suppliers. Enthusiasm for the use of the Internet by small businesses within our market area have created the opportunity for X-Net to provide e-commerce solutions to those businesses. If is possible that businesses within our market area may decide generally to not expand business operations on to the Internet, in which event our business prospects will decline.

Our failure to meet client expectations or deliver error-free services could result in losses and negative publicity.

Our engagements involve information technology solutions that are critical to our clients' businesses. Sales of our services will be based on convincing the client that we can totally meet their e-commerce needs. Failure to meet those needs could result in:

-     delayed or lost revenues due to adverse client reaction;
- requirements to provide additional services to a client at no charge;
- refunds of monthly application hosting fees for failure to meet service level obligations;
- negative publicity about our services, which could adversely affect our ability to attract or retain clients; or
- claims for damages against us, regardless of our responsibility for such failure.

The occurrence of any of the foregoing would impact our business in a negative manner and militate against the investor receiving a return on his or her investment.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors since no market exists. Even though we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop. If we are not successful in developing a market for our common shares, investors will not be able to sell their securities.

Forward-Looking Statements

Many statements made in this prospectus are forward-looking statements that are not based on historical facts. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under this section entitled Risk Factors.

This prospectus contains information to our business and the Internet. This information is based on a number of assumptions. The assumptions include that:

-     no catastrophic failure of the Internet will occur;
-     the use of e-commerce by the public will continue to expand;
-     no excess regulation by the government will come about;
- access to and the ease of use of the Internet will continue grow; and
- Internet security and privacy concerns will be adequately addressed.

If any one or more of the foregoing assumptions turns out to be incorrect, actual results may differ from the projections based on these assumptions. The Internet-related markets may not grow as we expect them to. The failure of these markets to grow as expected may have a material adverse effect on our business, results of operations and financial condition.


                        USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $225,000, if the maximum numbers of shares are sold, after deducting offering expenses.

The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan. As of the date of this prospectus, we have not made any specific expenditure plans with respect to the proceeds of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering. Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities. No part of the proceeds of this offering are expected to be used to discharge any indebtedness.

The actual expenditures of the proceeds of the offering may differ substantially from the estimated use of proceeds. The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business. The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.

We expect to use the net proceeds from this offering as follows:

                   Assuming all  Assuming 50%   Assuming 25%   Assuming 10%
                     units are   of the units   of the units   of the units
                       sold        are sold       are sold       are sold

Gross Proceeds      $250,000       $125,000       $62,500        $25,000
Offering Expenses     25,000         25,000        25,000         25,000
Net Proceeds         225,000        100,000        37,500           -0-
Purchase of
   Equipment          25,000         25,000          -0-            -0-
Marketing/Sales      100,000         37,500        18,750           -0-
Working Capital      100,000         37,500        18,750           -0-
                    --------        -------        ------         -------
Total               $250,000       $125,000       $62,500         $25,000

Equipment purchases are anticipated to include an additional server for hosting and maintaining client web portals. We anticipate equipment will be purchased from Computer Solutions International in Salt Lake City, Utah. Marketing and sales expenses will include primarily media advertising, targeted direct mail, electronic mail and other electronic advertising.

Working capital will be used to support our business operations necessary to actually produce and deliver our services including salaries, rent, utilities and supplies. If we expand our operations at the rate we hope to, working capital will be necessary to move into new facilities and to pay the expenses of a new employee.

               DETERMINATION OF OFFERING PRICE

The $0.25 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                          DILUTION

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of X-Net. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the entire offering is sold, if 50% of the offering is sold, if 25% of the offering is sold and if 10% of the offering is sold. Calculations are based on 500,000 capital shares outstanding at June 30, 2001, and at the different levels of the offering sold as indicated after the deduction of offering expenses.


Percent of offering sold            100%      50%      25%      10%
--------------------------         -----     ----     ----     ----

Public offering price per Share    $0.25    $0.25    $0.25    $0.25

Net tangible book value per
share as of June 30, 2001        ($0.024) ($0.024) ($0.024) ($0.024)

Increase per share attributed
To investors in this offering     $0.182   $0.136   $0.090   $0.000

Net tangible book value per
share as of June 30, 2001,
after this Offering               $0.158   $0.112   $0.066  ($0.024)

Net tangible book value dilution
Per share to new investors        $0.092   $0.138   $0.184   $0.250

Net tangible book value dilution
Per share to new investors
Expressed as a percentage         36.80%   55.20%   73.60%   100.00%


                     SELLING SHAREHOLDERS

There are no selling shareholders in this offering of common stock. All stock will be sold by X-Net.

                     PLAN OF DISTRIBUTION

The following officer and director is selling the common stock being offered through this prospectus:

Name of Officer/Director                 Position
------------------------                 --------

Stephen B. Utley                         President, Chief Executive Officer
                                         and Director

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any shares by Mr. Utley. Management, however, may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are therefore offering the shares on a self-underwritten basis. There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to X-Net Services Corp.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      62
Transfer Agent Fees                                         $     500
Accounting fees and expenses                                $   2,500
Legal fees and expenses                                     $  15,000
Blue Sky fees and expenses                                  $   5,000
Miscellaneous                                               $   1,938
                                                             --------
Total                                                         $25,000
                                                             ========
-----------------------------------------------------------------------

                       LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our agent for service of process in Nevada is Gary R. Henrie, 2300 West Sahara
Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102


    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of July 23, 2001 are as follows:

Directors:

Name of Director              Age
----------------------       -----
Stephen B. Utley               60

Daniel P. Simpson              26

Executive Officers:

Name of Officer               Age        Office
--------------------    	----       -------
Stephen B. Utley               60        President and Chief Executive
                                         Officer

Daniel A. Purtschert           28        Vice President and Chief
                                         Operating Officer

Daniel P. Simpson              26        Chief Financial Officer,
                                         Chief Accounting Officer,
                                         Secretary and Treasurer

Mr. Utley and Mr. Simpson became directors and Mr. Utley, Mr.
Purtschert and Mr. Simpson became officers of X-Net on February 16, 2001. The following information sets forth the names of our officers and directors, their present positions, and certain of their biographical information.

Stephen B. Utley is our president, chief executive officer and a member of our board of directors. Mr. Utley has been self employed since 1971. During this time Mr. Utley has owned and operated several small businesses. During the last several years, he has been active as a consultant to small businesses just getting started and who are involved in transactions involving capital formation. Mr. Utley's consulting services include advice to sole proprietors who desire a formal business structure and advice to individuals who desire to go
into business.   His advice includes an analysis of whether the
business entity should be a corporation, a limited liability company or other form of business. He makes introductions to lawyers and accountants for discussion on such matters and for assistance in preparing necessary documentation and filings. He consults further on business matters such as marketing of products. He also makes suggestions as to whether operating capital would be available through lending institutions, the small business administration, venture capitalists or public markets. Through his consulting, Mr. Utley does not involve himself in the actual raising of capital. Mr. Utley devotes his business time to X-Net on an as needed basis. To take care of the administrative duties of the business as president requires that Mr. Utley spend approximately five hours per week. During a period of fund raising or when funds are available for marketing and sales, Mr. Utley expects to spend a total of 25 hours per week on these activities for X-Net Services. Over the long term, Mr. Utley expects the business affairs of X-Net will require approximately 15% of his business time on an ongoing basis.

Daniel P. Simpson is our chief financial officer, chief accounting officer, secretary, treasurer and a member of our board of directors. Beginning in 1996 he attended the University of Utah in Salt Lake City, Utah, where he graduated in 1998 with a BS degree in finance with an
emphasis in accounting.   In 1998, he founded and served as the
president of Mobile Access, Inc., a company specializing in cellular accessories as well as accessory technology. He sold Mobile Access in February, 2000. At the time of sale, Mobile Access was doing business
in five states as well as in Canada.   In 1998, he also went to work as
an accountant for Intermountain Health Care, a health care provider in Utah with over 24,000 employees and $1.5 billion in annual revenue. He left Intermountain Health Care in 2000 in order to go to work for Burton Lumber and Hardware where he currently serves as the controller. Burton Lumber has over 300 employees and $100 million in annual revenues. Mr. Simpson devotes time to X-Net on an as needed basis. He presently spends approximately two hours per week on X-Net business.

Daniel A. Purtschert is our vice president and chief operating officer. From August 1995 through March 1997, he worked as an executive assistant for Credit Suisse, a financial institution in Lucerne, Switzerland. From April 1997 through September 1997, he served in a managerial position with Luzerner Kantonalbank, another financial institution in Lucerne, Switzerland. In October, 1997, he moved from Switzerland to the United States. From November 1997 through October 1998, Mr. Purtschert worked as a team leader for Firstplus Freedom Mortgage in Salt Lake City, Utah. From November 1998 through January 1999 he was an independent insurance salesman for American Income Life. From February 1999 through July 1999, he was an information technologies manager for MarketingAlly
Teleservices of Provo, Utah.   In August 1999, he founded Highland
Technologies Corporation in Sandy, Utah. He has worked as the president and CEO of Highland Technologies since that time. Highland Technologies is an e-business solutions provider. Mr. Purtschert is required to spend 40% of his business time in the employ of X-Net.

Term of Office

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the Nevada Revised Statutes, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of July 23, 2001, and by the officers and directors, individually and as a group. All shares are owned directly.

                                                       Percentage of Common
                                                        Stock Beneficially
                                                              Owned
               Name and Address     Amount and Nature   Prior to    After
Title of Class of Beneficial Owner  of Beneficial Owner Offering    Offering
-------------- -------------------  ------------------- --------    --------

Common Stock   Stephen B. Utley       400,000 shares      80.0%       26.7%
               7666 Keswick Road
               Sandy, Utah  84093

Common Stock   Daniel P. Simpson      100,000 shares      20.0%        6.7%
               2166 Legacy Drive
               St. George, Utah 84770

Common Stock   All Officers and
               Directors as a
               Group (2 persons)      500,000 shares     100.0%       33.3%
----------------------------------------------------------------------------
The percentage calculations in this table are based on 500,000 shares outstanding and assume that the entire offering of 1,000,000 shares will be sold.

                    DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our common stock includes all material characteristics of the securities registered in this registration statement.

Common Stock

As of July 23, 2001, there were 500,000 shares of our common stock issued and outstanding that were held by 2 stockholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


            INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Ted A. Madsen, independent certified accountant, audited the financial statements and presented his report with respect to the audited financial statements. Ted A. Madsen's report was given upon his authority as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                          ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

               ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated as a Nevada corporation on February 16, 2001. Our two board members, Stephen B. Utley and Daniel P. Simpson, were the only promoters of X-Net. Other than the purchase of 400,000 common shares of stock for $20,000 by Mr. Utley and 100,000 common shares of stock for $5,000 by Mr. Simpson, neither Mr. Utley nor Mr. Simpson has entered into any agreement with us in which he is to receive or provide any thing of value.

                     DESCRIPTION OF BUSINESS

History

X-Net was formed on February 16, 2001, to provide introductory technological solutions at a low price and provide the expertise and support that can take a small business client into full scale e-commerce. X-Net The proceeds of this offering are necessary to obtain the capital necessary to grow the business operations.

Industry overview

Businesses today are using the Internet to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners. This emerging business use of the Internet encompasses both business-to-business and business-to-consumer communications and transactions. In order to capitalize fully on the new opportunities presented by the Internet, businesses need Internet-based applications that process transactions and deliver information far more effectively than static web pages.

Challenges for growing enterprises

The extensive reach of the Internet can enable growing enterprises to compete effectively with larger competitors. However, growing enterprises face significant challenges in their efforts to capitalize on the opportunities that the Internet offers, including:

- the need to clearly articulate an integrated business and technology strategy;
- the need to rapidly and successfully develop and implement a successful and sustainable business before the competition;
- the need to be aware of and implement and stay abreast of new and rapidly changing technologies, frequently without the benefit of a substantial internal information technology staff;
- significant integration and interoperability issues caused by the patchwork of legacy systems that businesses often implemented without a focused information technology strategy;
- greater budgetary constraints than large enterprises, making purchase price, total cost of ownership and technological obsolescence key issues; and
- the need to maintain significant technological infrastructure and to support e-business applications 24 hours a day, seven days a week.

We believe that the needs of growing enterprises will make them a significant factor in the overall market for Internet services.

From discussions with smaller businesses who have tried to obtain e-commerce set-up services from larger providers, we have learned that large companies which provide services to assist businesses in using information technology, including the Internet, have primarily focused their service offerings on large enterprises, while largely ignoring smaller and/or growing enterprises and their unique needs. These traditional service providers generally operate by deploying large numbers of personnel to the client's site to conduct lengthy studies before proposing a solution. We believe that his approach does not provide solutions to the smaller company within their time and budgetary constraints.

On the other hand, many information technology service providers that direct their services to smaller businesses do not offer a comprehensive suite of services. They can build a web page but cannot assist a client in establishing a credit card operation so that a client's customers can purchase the client's products over the web or take on other full service projects or provide marketing strategies, follow-up support and training.

Growing enterprises need to get to market quickly and often lack internal information technology resources. Accordingly, they need a single source provider of strategy, systems integration, and support that is focused on their specific needs. We believe that neither traditional information technology service providers nor most small end providers currently meet this demand.

Our solution

Our intended business is to tailor our service offerings for small companies seeking solutions for their e-business initiatives. Our services also will consist of strategy solutions for intranet needs such as using available technology to support the internal workings of a company. By offering a seamless integration of these services, we will be a full service provider of e-business, marketing strategies and technology solutions for growing enterprises.

Current operations

We have initiated our business operations and have completed our first project. This project was to build a web site to facilitate the advertisement and sale of books on emergency topics. The web site address is www.emergencyhelps.com. We are also currently building a web based shopping cart for a client who will sell custom
wood working products via the Internet.    The proceeds of this
offering are necessary to provide the working capital necessary to finance additional concurrent work until sufficient revenues are generated from projects worked through to completion. We have the present technical capability of providing all of the services described herein below but have only commenced operations to the extent indicated.

To initiate a services contract, we hold an introductory meeting. After the initial meeting, we make a recommendation to a prospective client as to what services we believe they need. We also quote a price as to what those services would cost if they are provided by us. We work on a fixed fee basis. Although we have only begun our operations, it appears our average fee will be in the range of $6,000 to $7,000. We deliver our services as follows:

Intranet solutions. To be competitive, a small business must avail itself of the technological tools available today that will produce
efficiencies within its business operations.   Yet many business
owners lack the expertise personally to acquire and properly implement such technology. At the same time, a small business generally does not have the resources necessary to hire and retain permanent information technology staff. We provide consultation with respect to the use of technology to support internal operations and offer the expertise necessary to acquire and implement such technology. Our offerings include:

- human resource systems including personnel training and employee maintenance;
-     accounting systems;
-     tracking and implementation of sales support and strategies;
-     message boards;
-     employee benefits; and
-     any other client need conducive to technological support.

Web site solutions. We provide full service for the creation, implementation and maintenance of the client's web site. We provide professional services for the graphic art and layout of the initial web site design. In addition to the design features of the web site, we also provide custom web application programming. In doing this, we equip the client's web site to be proficient in:

-     the operations of e-business;
-     online reporting; and
-     database administration.

We also support these services by providing database integration through the migration of existing structures into the web environment. We keep abreast of the latest trends in web site design and administration so we are in a position to update web sites and the corresponding technology and keep our clients on the cutting edge of new innovation. We have our own equipment to host clients and develop applications to host client's web sites. Our equipment includes a Microsoft NT Server and related IIS software.

E-commerce solutions. We develop and implement e-commerce applications for high transaction volume revenue generation activities. We both develop custom applications and tailor packaged applications. In developing the user interface, we focus on creating a proprietary brand experience and identity. We deliver to our clients applications that are flexible and easily scalable. Clients require flexibility so that they can easily integrate our solutions with their existing systems, upgrade solutions for technological changes and respond to developments in how business is conducted on the Internet. Scalability is critical to our clients because they often experience significant increases in transaction volume within a short time period. Our current e-commerce solutions include:

-     Shopping carts;
-     Real-time card processing; and
-     Online catalogs.

Our team

We have a network of professional programmers, designers and graphic artists with whom we contract. As our business matures, we may hire personnel in house which will have these skills. At the present time, we have access to the following applications:

-     Visual Basic;
-     Delphi;
-     Seagate Crystal Reports;
-     SQL;
-     Access;
-     ASP (Active Server Pages);
-     Flash;
-     MTS (Microsoft Transaction Server);
-     Windows NT Environment;
-     IIS (Internet Information Server).

Our graphic designers create:

-     3D Renderings;
-     ray-traced logos and animations;
-     contemporary design;
-     flash animated design; and
-     design corporate identity.

Our Revenue Structure

Daniel Purtschert is our only employee with substantial information technology experience. He meets with prospective clients and gives them a fixed fee bid to provide needed services. The work of creating the web portal or other service is then sub-contracted out to independent IT professionals at between $20.00 and $50.00 per hour for time worked. The hourly rate depends upon the complexity of the work and the skill level needed to complete the work. The average rate is approximately $35.00 per hour. Other than telephone and other miscellaneous office expense and the salary of Mr. Purtschert, purchasing sub-contractor time is our only material expense incurred in rendering our services.

As our volume grows, it is possible we will need to hire employees in addition to Mr. Purtschert. Since we are in a position to contract out all labor intensive work, we believe it will not be necessary to employ additional IT trained personnel in the near future.

To date we have not had difficulty locating independent IT professional help to supply our independent contractor needs nor do we foresee a shortage of such help in the future. All arrangements with independent contractors is on a per item, by the hour, basis.

After the creation of a web site or the performance of other service for a set fee, if the client desires ongoing service from us such as maintaining and upgrading a web site on an ongoing basis, it is our plan to charge $75.00 per hour for employee or sub-contractor time incurred.

Our Market Opportunity

Our service offerings consist of intranet solutions, web site solutions and e-commerce solutions. Our goal is to become a conspicuous provider of these services to small and emerging businesses that will receive particular benefit from having a web presence, in the Salt Lake City, Provo and Orem, Utah business communities. We expect to generate sales initially by networking through the business contacts of our officers and the directors. We also expect to use a significant portion of the proceeds of this offering on marketing activities including print and radio advertising, yellow pages, direct mail, targeted e-mail and other electronic advertising and possibly seminars for small business executives. We also plan to expand our marketing activities into the business communities of the surrounding states once we are an established provider in the Utah area. Thereafter we will further expand our targeted market as the growth of X-Net allows.

In recent months there has been a significant decline in e-commerce in the United States generally. We believe this decline will slow the rate at which we may have otherwise been able to develop our business. We believe, however, that here continues to be sufficient interest in and movement toward e-commerce to justify our business plan and that our marketing efforts will deliver sufficient clientele to eventually achieve profitable business operations.

Competition

We face a high level of competition in each of our service offerings. Our competitors include consulting companies, Internet professional services firms, systems integration firms, application hosting firms and web hosting firms. Barriers to entry in the strategy consulting and systems integration markets are low. Therefore, we expect additional competitors to enter these markets.

Specific competitors in our market area include Inetz which is the largest web developer in the Salt Lake City business market. Another large web developer is Odyssey Web. Small competitors that we expect to compete with directly include Boyd Interactive and Impact Media.

We expect to compete in the market by offering excellent service at a competitive price. In our business area there are IT (information technology) professionals that are available for part-time work on a sub-contractor basis. Because we are not their main employment and only supply extra money to them for evening and week-end work from their homes, we obtain their skilled labor at a competitive price. This allows us to provide a quality product to our clients at a competitive price. We believe we will be able to fill the technology niche of providing front end, low cost technology services and then being able to carry the client clear through its full e-commerce needs, services which often carry a high price tag from larger firms. We feel if we can control our growth and provide excellent service, our reputation will grow and we will be successful competing in our market.

Government Regulation

There is a risk that our activities and the Internet generally may become the subject of government regulation in the future or that governments will interpret their laws as having jurisdiction over our business along with others. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

As our web site will be available over the Internet in multiple states and foreign countries, and as the users of the web site are resident in such states and foreign countries, such jurisdictions may claim that we are required to qualify to do business as a foreign company in each such state or foreign country. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

                      PLAN OF OPERATIONS

We have commenced operations with Mr. Purtschert providing the technical services offered by X-Net. Since we have no employees at the present time, we out source work that cannot be completed by Mr. Purtschert.

We have sufficient cash to fund our operations for the next 30 days. Upon receipt of the estimated $225,000 in net proceeds form this offering, X-Net will have sufficient capital to fund its operations for the next twelve months. If X-Net is only successful in obtaining $100,000 in net proceeds, we believe will still have the capital necessary to conduct the operations of X-Net for a period of twelve months. The difference will be that we will spend less on marketing costs and grow X-Net at a slower pace than anticipated and desired. If we are only successful in obtain net proceeds from this offering of $50,000, we believe we will have sufficient proceeds to conduct the operations of X-Net for a period of six months at which time additional capital will be needed if we are to expand our business operations in a material way through advertising.

At the present time we have just completed one project. We also have a second project in process which we estimate will generate net revenue of between $1,500 and $2,000 after payment of fees to the sub-contractor who will complete the project. Revenues from this project should be earned and collected before the end of the current calendar year. We believe these revenues will be sufficient to meet our fiscal needs through December 31, 2001 without allowing for payment of any advertising expense. We believe that even without formal advertising, by word of mouth promotion we will be able to engage an additional three projects for the first quarter of the year 2002. This is because each of our officers and directors is in frequent contact with small business owners and inform these owners about the services being offered by X-Net Services. In this manner, we believe we will be able to meet the minimum operational needs of our business but without material growth or success.

Our goal is grow the business as quickly as possible during the next twelve months. How quickly this occurs and the extent to which this occurs is dependent upon the amount of advertising dollars available to us through the success of this offering. We cannot predict, however, how successful any advertising campaign will be.

We believe we will be able to handle any amount of work volume generated by advertising by outsourcing the work to independent contractor IT professionals. We will typically need one professional per project. To date we do not have formal agreements with any such professionals. On projects we have pursued thus far we have used the services of two programmers and one graphic designer. As our business expands, we will need the assistance of additional professionals and will eventually need to enter into formal relationships with them or some of them to guarantee we will have the assistance we need at the time it is needed. As mentioned earlier, the number of projects we have will depend upon the amount of advertising we are able to do. Otherwise, we cannot project how fast our business might grow. We do believe, however, that if we are able to sell the entire offering, we will be able to generate sufficient business to require the hiring of an employee trained in information technology in addition to Mr. Purtschert during the next twelve months.

We do not anticipate purchasing additional equipment during the next 12 months other than a server if and when the purchase is justified by the volume of our business.

                    DESCRIPTION OF PROPERTY

The headquarters of X-Net is located at 7666 Keswick Road, Sandy, Utah 84093. Its office space at that location is rented on a month-to-month basis from its president, Stephen B. Utley. The rental arrangement commenced on April 1, 2001. The cost to X-Net for the space is $200 per month. At such time as X-Net hires employees other than its officers and directors, it will be necessary for X-Net to obtain other office arrangements. Management does not believe that it will be difficult for it to obtain acceptable office space at an acceptable cost. X-Net does not own or lease any other real property.

        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

1.    Any of our directors or officers;
2.    Any person proposed as a nominee for election as a director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
4.    Any of our promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

We issued 400,000 common shares of our common stock on February 16, 2001 at a price of $0.05 per share to Mr. Stephen B. Utley and Mr. Daniel P. Simpson, each directors of X-Net. The total proceeds of this sale were $20,000. Mr. Utley is our president and chief executive officer. The 400,000 shares of common stock are "restricted" shares, as defined in the Securities Act. Mr. Utley was issued 300,000 shares and Mr. Simpson was issued 100,000 shares. On or about June 30, 2001, an additional 100,000 shares were issued to Mr. Utley for total cash consideration of $5,000.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is no public market for our common stock.

Option, Warrants and Registration Rights

We have no outstanding options or warrants to purchase, or securities convertible into, common equity of X-Net. There are no shares X-Net has agreed to register under the Securities Act for sale by security holders. There are 1,000,000 common shares being registered pursuant to this registration statement which will be offered by X-Net.

Rule 144 Shares

A total of 400,000 shares of our common stock will be available for resale to the public after February 16, 2002 in accordance with the volume and trading limitations of Rule 144 of the Act and an additional 100,000 shares will be available after June 30, 2002.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately
100,000 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 500,000 shares that may be sold pursuant to Rule 144 after February 16, 2002 and June 30, 2002 as discussed above.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
- contains a toll-free telephone number for inquiries on disciplinary actions;
- defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
- contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
-    with bid and offer quotations for the penny stock;
- the compensation of the broker-dealer and its salesperson in the transaction;
- the number of shares to which such bid and ask prices apply, or of the market for such stock; and
- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this registration statement, we have 2 registered shareholders.

Dividends

There are no restrictions in our Articles of Incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                    EXECUTIVE COMPENSATION

Compensation

As of June 30, 2001, the date of the audited financial statements of X-Net, no officer or director had received any cash or non-cash, direct or indirect compensation from X-Net.

Employment Agreements

Effective April 1, 2001, Daniel A. Purtschert, a vice president of X-Net, entered into an employment arrangement with X-Net whereby he will receive $2,000 per month for services rendered for X-Net. No other officer or director has an employment arrangement with X-Net at the present time.

                     FINANCIAL STATEMENTS

Index to Financial Statements:

1. Report of Independent Auditor

2. Audited Financial Statements for the period ended June 30, 2001:

a.    Balance Sheet

b.    Statement of Operations

c.    Statement of Cash Flows

d.    Notes to the Financial Statements

Ted A. Madsen
                 CERTIFIED PUBLIC ACCOUNTANT
                    684 EAST VINE STREET #3
                      MURRAY, UTAH 84107
                  TELEPHONE (801) 268-2632
                     FAX (801) 262-3978

TED A. MADSEN, CPA        MEMBER:  AMERICAN INSTIUTE OF
                                   CERTIFIED PUBLIC ACCOUNTANTS

                                   UTAH ASSOCIATION OF
                                   CERTIFIED PUBLIC ACCOUNTANTS

                                   CERTIFIED PUBLIC ACCOUNTANT


Board of Directors
X-Net Services, Inc.
Salt Lake City, Utah

I have audited the accompanying balance sheets of X-Net Services Corporation (a development stage company) as of June 30, 2001 and the related statements of operations, cash flows and changes in stockholders' equity (deficit) for the period from February 16, 2001 (date of inception) to June 30, 2001. These financial statements are the responsibility of X-Net Services Corporation's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit of the financial statements provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of X-Net Services Corporation as of June 30, 2001 and the results of operations, cash flows and changes in stockholders' equity (deficit) for the period from February 16, 2001 (date of inception) to June 30, 2001, in conformity with generally accepted accounting principles.


Salt Lake City, Utah
                                             /s/ Ted A. Madsen, CPA
July 17, 2001                             Ted A. Madsen, CPA

                     X-NET SERVICES CORPORATION
                 (A DEVELOPMENT STAGE COMPANY)
                        BALANCE SHEET
                        June 30, 2001

ASSETS

   Cash in bank                              $        8,465
   Computer Equipment, less accumulated
      Depreciation of $260                            3,624
                                             --------------
         TOTAL ASSETS                        $       12,089
                                             ==============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

   Liabilities                               $           -
                                             -------------

         Total Liabilities                               -

   Stockholders' Equity

      Common stock, authorized 25,000,000 shares
      At $.001 par value, issued and outstanding
      500,000 shares                                   500

      Additional paid-in capital                    24,500

      (Deficit) accumulated during the
      development stage                            (12,911)
                                                -----------

          Total Stockholders' Equity                 12,089
                                                -----------

             TOTAL LIABILITES & STOCKHOLDER'S
             EQUITY                             $    12,089
                                               ============

The accompanying notes are an integral part of these financial statements

                           X-NET SERVICES, INC.
                      (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM FEBRUARY 16, 2001 (Date of Inception)
                             TO JUNE 30, 2001


Income                                      $            -

Expenses

   Depreciation                                        260
   Professional fees                                12,278
   Taxes and licenses                                  373
                                             --------------

         Total Expenses                             12,911

Net (loss) before income taxes                     (12,911)

Provision for income taxes - Note C                      -
                                              -------------
Net (loss)                                   $     (12,911)
                                              =============
Net (loss) per common share:

Net (loss)                                   $       (0.03)
                                              =============
Weighted average shares outstanding                500,000
                                              =============

The accompanying notes are an integral part of these financial statements

                          X-NET SERVICES, INC.
                     (A DEVELOPMENT STAGE COMPANY)
         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
       FOR THE PERIOD FROM FEBRUARY 16, 2001 (Date of Inception)
                             TO JUNE 30, 2001


                                            Additional    Accum-
                        Common    Stock      Paid-in      ulated
                        Shares   Amount      Capital     (Deficit)    Total
                       --------  -------   -----------   ---------  --------
Balance
February 16, 2001            -  $      -   $       -     $       -  $     -

Issuance of
common stock
for cash @ .05
per share
on February 16, 2001   400,000       400       19,600                 20,000

Issuance of
common stock
for cash @ .05
per share
on June 26, 2001       100,000       100       4,900              5,000
Net (loss)
for period                   -         -            -     (12,911)   (12,911)
                     ---------  ---------    ---------    --------   --------
Balance
June 30, 2001         500,000   $   500    $  24,500    $(12,911)   $ 12,089
                     =========  =========    =========   =========   ========

The accompanying notes are an integral part of these financial statements

                        X-NET SERVICES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF CASH FLOWS
                       FOR THE PERIOD FROM
     FEBRUARY 16, 2001 (Date of Inception) TO JUNE 30, 2001


CASH FLOWS FROM
  OPERATING ACTIVITIES

Net Loss                                      $    (12,911)
Non-cash items included
 in net loss
   Depreciation                                        260
                                               ------------
NET CASH FROM (USED) BY
  OPERATING ACTIVITIES                             (12,651)

CASH FLOWS FROM INVESTING
 ACTIVITIES

   Purchase of computer equipment                   (3,884)
                                                -----------
      NET CASH (USED) BY INVESTING ACTIVITIES       (3,884)

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from sale of common stock               25,000
                                                ----------
      NET CASH FROM FINANCING ACTIVITIES            25,000

      NET INCREASE IN CASH                           8,465

CASH AT BEGINNING OF PERIOD                              -
                                                -----------
      CASH AT END OF PERIOD                          8,465

The accompanying notes are an integral part of these financial statements

                        X-NET SERVICES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO THE FINANCIAL STATEMENTS
                          JUNE 30, 2001


NOTE A:    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           The Company was incorporated on February 16, 2001 under the laws of the state of Nevada. The business purpose of the Company is to design and develop web pages for internet applications.

           The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B:    ORGANIZATION COSTS

           The Company incurred costs in the organization of the Company. These costs have been charged to current operations.

NOTE C:    INCOME TAXES

           No provision for income taxes has been recorded in the financial statements as the Company has incurred net operating losses from the date of inception through the current year. The Company has net operating losses totaling $12,911 that may be used to offset future taxable income.


NOTE D:    COMPUTER EQUIPMENT AND DEPRECIATION

           Computer equipment is carried at cost. Expenditures for the maintenance and repair are charged against operations. Renewals and betterments that materially extend the life of the asset are capitalized.

           Depreciation of the equipment is provided for using the straight-line method over the estimated useful lives for both federal income tax and financing reporting.


NOTE E:    USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financials statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                    AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549.    Please call the Commission at 1-800-
SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of X-Net. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee     $     62
Transfer Agent Fees                                     $    500
Accounting fees and expenses                            $  2,500
Legal fees and expenses                                 $ 15,000
Blue Sky fees and expenses                              $  5,000
Miscellaneous                                           $  1,938
                                                      ----------
Total                                                    $25,000
                                                        ========

All amounts are estimates other than the Commission's registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 400,000 common shares of our common stock on February 16, 2001 at a price of $0.05 per share to Mr. Stephen B. Utley and Mr. Daniel P. Simpson, each directors of X-Net. The total proceeds of this sale were $20,000. Mr. Utley is our president and chief executive officer. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. The 400,000 shares of common stock are "restricted" shares, as defined in the Securities Act. Mr. Utley was issued 300,000 shares and Mr. Simpson was issued 100,000 shares.

We issued 100,000 common shares of our common stock on or about June 30, 2001 at a price of $0.05 per share to Mr. Stephen B. Utley. The total proceeds of this sale were $5,000. Mr. Utley is our president and chief executive officer and one of our two directors. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933. The 100,000 shares of common stock are "restricted" shares, as defined in the Securities Act.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	        DESCRIPTION
------------	  --------------------

3.1   Articles of Incorporation (1)
3.2   By-Laws (1)
4.1   Share Certificate
5.1   Opinion of Cane & Company, LLC, with consent to use(1)
10.1  Employment Agreement(2)
23.1  Consent of Ted A. Madsen, CPA for use of Audited
      Financial Statements

(1)  Previously filed as an exhibit to the Company's Form SB-2 on May
24, 2001.
(2) Previously filed as an exhibit to the Company's Amendment No. 1 to Form SB-2 on October 3, 2001.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

- To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

- To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

- To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah on November 2, 2001.

                                  X-NET SERVICES CORP.

                                  By: /s/ Stephen B. Utley
                                     -----------------------
                                     Stephen B. Utley, President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stephen B. Utley, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE              CAPACITY IN WHICH SIGNED       DATE

/s/ Stephen B. Utley   Principal Executive Officer   November 2, 2001
---------------------- and Director
Stephen B. Utley

/s/ Daniel P. Simpson Principal Financial Officer, November 2, 2001 ---------------------- Principal Accounting Officer
Daniel P. Simpson      and Director